UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2014

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, One Blue Hill Plaza Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On July 2, 2014, Hudson Technologies Company (“HTC”), a subsidiary of Hudson Technologies, Inc. (the “Registrant”), entered into a Third Amendment to Revolving Credit, Term Loan and Security Agreement (the “Amendment”) with PNC Bank, National Association (“PNC”), which, among other things, extends the term of HTC’s existing credit, term loan and security agreement with PNC (the “Facility”). Pursuant to the Amendment, which is effective June 30, 2014, the Termination Date of the Facility (as defined in the Facility) has been extended to June 18, 2018. The Amendment also amends the Minimum EBITDA covenant in the Facility to require that the Company maintain, on a trailing 12 month basis, tested quarterly, minimum EBITDA for the quarters ending June 30, 2014 through December 31, 2014, as follows:

Period	Amount
6 month period ending June 30, 2014	$1,123,000
9 month period ending September 30, 2014	$1,330,000
12 month period ending December 31, 2014	$802,000

In connection with the Amendment, the Registrant and its subsidiary, Hudson Holdings, Inc., entered into a Guarantors’ Ratification in which they acknowledged that the obligations under the Facility (as amended) are secured by their existing guaranty and suretyship agreements (the “Guarantors’ Ratification”). All other material terms of the Facility remain unchanged.

The foregoing description of the Amendment and related documents does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Guarantors’ Ratification, which are filed as exhibits to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Third Amendment To Revolving Credit, Term Loan And Security Agreement between Hudson Technologies Company, and PNC Bank, National Association, dated July 2, 2014.
Exhibit 10.2	Guarantors’ Ratification dated July 1, 2014, by the Registrant and Hudson Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: July 3, 2014	By:	/s/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia Title: Vice President Legal & Regulatory, Secretary